UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2014 (February 27, 2014)

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:               Election of Directors

On February 27, 2014, the Board of Directors of Mead Johnson Nutrition Company (the “Company”) voted to increase the current size of the Board from 11 to 12 members, as permitted by the Company’s Amended and Restated Certificate of Incorporation.  Upon recommendation of the Nominating and Corporate Governance Committee, on February 27, 2014, the Board appointed Mr. Michael Grobstein, effective immediately, to fill the vacancy created by the increase in the number of directors.

There was no arrangement or understanding between Mr. Grobstein and any other persons pursuant to which Mr. Grobstein was selected to serve as a member of the Board.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any subsidiary thereof was or is to be a party, in which Mr. Grobstein, or any family member, had or is to have a direct or indirect material interest.

Upon his appointment to the Board, Mr. Grobstein entered into the standard compensatory arrangements for non-employee directors described in the Company’s proxy statement for its 2013 annual meeting of stockholders, except that, pursuant to modification made to such standard compensatory arrangements for 2014, he will receive an annual grant of restricted stock units with a grant date fair value of $175,000.

Item 9.01:               Financial Statements and Exhibits

(d)                                 Exhibits

99.1                      Mead Johnson Nutrition Company Press Release, dated February 28, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: February 28, 2014	By:	/s/ William C. P’Pool
William C. P’Pool
Senior Vice President, General Counsel and Secretary

3